EXHIBIT 23.2
                                                                    ------------





                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Banking System, Inc. on Form S-8 of our report dated February 7, 2002, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Seattle, Washington
October 3, 2002